Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2021, relating to the consolidated financial statements of Immunic, Inc. and its subsidiaries, appearing in the Form 10-K, for the years ended December 31, 2020 and 2019.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

July 28, 2021